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                                                                    EXHIBIT 99.2

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT dated as of June 15, 2001 is entered into between Aspen Technology, Inc., a Delaware corporation ("Aspen"), and Michael B. Feldman (the "Shareholder").

                              PRELIMINARY STATEMENT

     A. This Agreement is being entered into in connection with the Agreement and Plan of Merger dated as of the date hereof among Aspen, Hunter Acquisition Corporation, Houston Consulting Group, L.P. ("HCG") and the Shareholder (the "Merger Agreement").

     B. Pursuant to the Merger Agreement, among other things, Aspen is agreeing to provide for certain arrangements with respect to the registration under the Securities Act of 1933 of shares of its common stock being issued to the Shareholder.

     C. The parties hereto desire to establish the terms and conditions pursuant to which registration will be effected.

     NOW, THEREFORE, in consideration of the premises herein contained, the parties hereby agree as follows:

1.  CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     "ASPEN COMMON" means the common stock, $.10 par value per share, of Aspen.

     "BUSINESS DAY" means any day that the Securities and Exchange Commission is open and conducting business.

     "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "REGISTRATION STATEMENT" means a registration statement filed by Aspen with the Commission for a public offering and sale of securities of Aspen (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     "REGISTRATION EXPENSES" means the expenses described in Section 2.4.

     "REGISTRABLE SHARES" means, with respect to the Shareholder, (a) the shares of Aspen Common issued to the Shareholder pursuant to the Merger Agreement (including shares initially deposited in escrow pursuant to the terms of the Merger Agreement and subsequently delivered to the Shareholder), (b) any other securities issued by Aspen in exchange for any of such shares of Aspen Common (but, with respect to any particular Registrable Share, only so long as it

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continues to be a Registrable Share) and (c) any shares of Aspen Common issued as a dividend or distribution on account of Registrable Shares or resulting from a subdivision of outstanding Registrable Shares into a greater number of shares (by reclassification, stock split or otherwise); PROVIDED that a security that was at one time a Registrable Share shall cease to be a Registrable Share when
(i) it has been effectively registered and sold pursuant to a Registration Statement or (ii) it has been transferred and is no longer held of record by the Shareholder.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "SELLING SHAREHOLDER" means any Shareholder owning Registrable Shares included in a Registration Statement.

     "SHAREHOLDERS" means the Shareholder and any other persons or entities constituting Shareholders pursuant to Section 3.

2.  REGISTRATION RIGHTS

     2.1.  INITIAL REGISTRATION

          (a) TIMING OF INITIAL REGISTRATION. On June 15, 2001 or as soon thereafter as practicable, Aspen shall file a shelf Registration Statement on Form S-3 (the "Initial Registration") to register 193,994 of the Registrable Shares issued to the Shareholder pursuant to the Merger Agreement. Thereupon, Aspen shall comply with the registration procedures of Section 2.3 with respect to the Initial Registration.

          (b) DEFERRAL OF INITIAL REGISTRATION. If at the time of the Initial Registration pursuant to Section 2.1(a),

               (i) Aspen is engaged (or Aspen's Board of Directors has
                   determined in good faith to engage within 90 days of the time of the Initial Registration) in a registered public offering of securities for its own account or any other activity that, in the good faith determination of Aspen's Board of Directors, would be adversely affected by the Initial Registration, and

              (ii) Aspen's Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such offering or other activity, (A) it would be detrimental to Aspen (other than as relating solely to the price of the Aspen Common) to file the Initial Registration at such time and
                   (B) it is in the best interests of Aspen to defer proceeding with the Initial Registration at such time,

     then Aspen may direct that the filing of the Initial Registration be delayed for a period not to exceed (x) 120 days from the date on which Aspen provides such direction or (y) the period during which (in the good faith determination of Aspen's Board of Directors) filing the Initial Registration would be detrimental to Aspen, whichever occurs first. This right to delay filing the Initial Registration may not be exercised by Aspen more than once. Aspen represents and warrants to the Shareholders that, as of the date hereof, there are no facts that would form the basis of a good faith determination by the Board of Directors pursuant to this
     Section 2.1(b) to delay filing the Initial Registration.

          (c) SUSPENSION OF INITIAL REGISTRATION. Aspen shall maintain the effectiveness of the Initial Registration for a period of 90 days after it has been first declared effective by the Commission, PROVIDED that if, as

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     of the final date of such 90-day period, any other secondary shelf
     Registration Statement on Form S-3 of Aspen is effective, Aspen shall continue to maintain the effectiveness of the Initial Registration until such date as of which no other such secondary shelf Registration Statement is in effect. Notwithstanding the foregoing, Aspen may, by written notice to the Shareholder, suspend or withdraw any such Registration Statement and require that the Shareholder immediately cease the sale of shares of Aspen pursuant thereto if:

               (i) Aspen is engaged in any activity or transaction or
                   preparations or negotiations for any activity or transaction that Aspen desires to keep confidential for business reasons, and Aspen's Board of Directors determines in good faith, by appropriate resolutions, that the public disclosure requirements imposed on Aspen pursuant to such Registration Statement would require disclosure of such activity or transaction;

              (ii) Aspen files a Registration Statement with the Commission for the purpose of registering under the Securities Act, any securities to be publicly offered and sold by Aspen; or

             (iii) Aspen fails to satisfy the requirements for use of Form
                   S-3, as set forth in the general instructions to Form S-3.

     Upon receipt of such notice, the Shareholder shall immediately discontinue any sales of Registrable Shares pursuant to the Initial Registration until the Shareholder has received copies of a supplemented or amended Prospectus or until the Shareholder is advised in writing by Aspen that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

          (d) SALES THROUGH MARKET MAKER. All sales of Registrable Shares pursuant to the Initial Registration shall be effected through either or both of Banc of America Securities LLC and First Union Securities, Inc. as brokers or, to the extent agreed upon by Aspen (which agreement shall not be unreasonably withheld), any other brokerage firm acting as a market maker for Aspen Common.

     2.2.  PIGGYBACK REGISTRATION

          (a) REQUEST FOR INCLUSION AND BEST EFFORTS. If Aspen determines to file a Registration Statement for an underwritten public offering (a "Piggyback Registration"), then Aspen shall promptly, prior to such filing, provide written notice to all Shareholders of its intention to do so, PROVIDED that no such notice is required to be given if no Registrable Shares are to be included therein as a result of a determination of the managing underwriter pursuant to Section 2.2(b). Upon the written request of a Shareholder or Shareholders given within 20 days after Aspen provides such notice (which request shall state the intended method of disposition of such Registrable Shares), Aspen shall use its best efforts to cause all Registrable Shares that Aspen has been requested by such Shareholder or Shareholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Shareholder or Shareholders, PROVIDED that Aspen shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Shareholder.

          (b) UNDERWRITING. The right of any Shareholder to include its Registrable Shares in such registration pursuant to Section 2.2 shall be conditioned upon such Shareholder's participation in the contemplated underwritten public offering on the terms set forth in this Agreement. All Shareholders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by Aspen. Notwithstanding any other provision of this Section 2.2, if the managing underwriters determine that the inclusion of all shares requested


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     to be registered would adversely affect the offering, then Aspen may limit the number of Registrable Shares to be included in the Piggyback Registration and shall so advise all holders of Registrable Shares requesting registration. The number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner:

               (i) The securities of Aspen held by holders other than
                   Shareholders and other holders of securities of Aspen who are entitled, by contract with Aspen, to have their securities included in such registration (each an "Other Holder") shall be excluded from such Piggyback Registration to the extent deemed advisable by the managing underwriters, and, if a further limitation on the number of shares is required, then the number of shares that may be included in such Piggyback Registration shall be allocated PRO RATA (on an as-converted basis) among all Shareholders and Other Holders requesting registration in accordance with the respective number of shares of Aspen Common held when Aspen provides notice as specified in Section 2.2(a).

              (ii) If any Shareholder or Other Holder is entitled to include more securities than such Shareholder or Other Holder requested to be registered, then the excess securities shall be allocated among other requesting Shareholders and Other Holders pro rata in the manner described in the preceding clause (i).

     If any holder of Registrable Shares or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to Aspen, and any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     2.3.  REGISTRATION PROCEDURES

          (a) GENERAL. If and whenever Aspen is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, Aspen shall:

               (i) prepare and file with the Commission a Registration Statement
                   (including the Initial Registration) on an appropriate form as expeditiously as possible, and cause such Registration Statement to be declared effective by the Commission at the earliest practicable date;

              (ii) as expeditiously as possible prepare and file with the
                   Commission any amendments and supplements to the Registration Statement and the Prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for at least 90 days from the effective date (or, in the case of the Initial Registration, for the period specified in Section 2.1(c)) or such lesser period until all such Registrable Shares are sold;

             (iii) as expeditiously as possible furnish to each Selling
                   Shareholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Shareholder;

              (iv) as expeditiously as possible use its best efforts to
                   register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws

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                   of such states as the Selling Shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Shareholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Shareholder, PROVIDED that Aspen shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

               (v) prior to the effective date of the Registration Statement, cause all such Registrable Shares to be listed on each securities exchange or automated or inter-dealer quotation system on which similar securities issued by Aspen are then listed;

              (vi) promptly provide a transfer agent and registrar for all such
                   Registrable Shares no later than the effective date of such Registration Statement;

             (vii) promptly make available for inspection by the Selling
                   Shareholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Shareholders, all financial and other records, pertinent corporate documents and properties of Aspen and cause Aspen's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

            (viii) as expeditiously as possible, notify each Selling
                   Shareholder at any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in light of the circumstances then existing, and promptly amend the Registration Statement and/or related Prospectus to correct such untrue statement or to include the omitted information;

              (ix) as expeditiously as possible, notify each Selling
                   Shareholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

               (x) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any stop order, order of formal or informal investigation or any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

          (b) PROSPECTIVE AMENDMENTS. If Aspen has delivered a Prospectus to the Selling Shareholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, Aspen shall, as expeditiously as possible, notify the Selling Shareholders and, if requested, the Selling Shareholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to Aspen. Aspen shall, as expeditiously as possible, provide the Selling Shareholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Shareholders shall be free to resume making offers of the Registrable Shares.

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     2.4.  ALLOCATION OF EXPENSES. Aspen will pay all Registration Expenses for all registrations under this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all reasonable expenses incurred in effecting any registration pursuant to this Agreement, including all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel and accountants for Aspen, state Blue Sky fees and expenses, and the expense of any regular or special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Shareholders' own counsel.

     2.5.  INDEMNIFICATION AND CONTRIBUTION.

          (a) INDEMNIFICATION BY ASPEN. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, Aspen will indemnify and hold harmless each Selling Shareholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, with respect to each registration, qualification or compliance effected pursuant to this Section 2, against any losses, claims, damages, liabilities (or actions, proceedings or settlements in respect thereof), joint or several, to which such Selling Shareholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, incident to any such registration, qualification or compliance, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or any violation by Aspen of the Securities Act or Exchange Act or any rule or regulation thereunder applicable to Aspen and relating to action or inaction required by Aspen in connection with any such registration, qualification or compliance; and Aspen will reimburse such Selling Shareholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Shareholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that Aspen will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to Aspen, by or on behalf of such Selling Shareholder, underwriter or controlling person and stated to be specifically for use in the preparation thereof.

          (b) INDEMNIFICATION BY SELLING SHAREHOLDERS. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Shareholder, severally and not jointly, will indemnify and hold harmless Aspen, each of its directors and officers and each underwriter (if any) and each person, if any, who controls Aspen or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which Aspen, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or

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     necessary to make the statements therein not misleading, if and to the extent that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing to Aspen by or on behalf of such Selling Shareholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of a Selling Shareholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Shareholder of Registrable Shares sold in connection with such registration.

          (c) INDEMNIFICATION PROCEDURES. Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; PROVIDED that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party is determined to be inappropriate, based upon the advice of counsel, for the Indemnified Party due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; PROVIDED, FURTHER, that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          (d) CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of Aspen on the one hand and the Selling Shareholders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Aspen and the Selling Shareholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied (or required to be supplied) by Aspen or the Selling Shareholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Aspen and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 2.5, (a) in no case shall any one Selling Shareholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Shareholder from the offering of Registrable Shares and (b) Aspen shall be liable and responsible for any amount in excess of such proceeds; PROVIDED that no person guilty of

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     fraudulent misrepresentation (within the meaning of Section 11(f) of the
     Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

     2.6. OTHER MATTERS WITH RESPECT TO UNDERWRITTEN OFFERINGS. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, Aspen agrees to: (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of Aspen and customary covenants and agreements to be performed by Aspen, including without limitation customary provisions with respect to indemnification by Aspen of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue a customary "cold comfort letter" to the underwriters with respect to the Registration Statement.

     2.7. INFORMATION BY HOLDER. Each Shareholder included in any registration shall furnish to Aspen such information regarding such Shareholder and the distribution proposed by such Shareholder as Aspen may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     2.8. "STAND-OFF" AGREEMENT; CONFIDENTIALITY OF NOTICES. Each Shareholder, if requested by Aspen and the managing underwriters of an underwritten public offering by Aspen of Aspen Common, shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of Aspen other than Registrable Shares covered by the Initial Registration for the applicable lock-up period under lock-up arrangements generally entered into by selling stockholders, executive officers and directors of Aspen at the request of such managing underwriters, PROVIDED that such period shall not extend beyond 180 days after the date of the final prospectus for such offering. Aspen may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such 180-day period. Any Shareholder receiving any written notice from Aspen regarding Aspen's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise his rights under this Agreement.

     2.9.  RULE 144 REQUIREMENTS. Aspen agrees to:

          (a) make and keep current public information about Aspen available, as those terms are understood and defined in Rule 144;

          (b) use its best efforts to prepare and file with the Commission in a timely manner all reports and other documents required of Aspen under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) promptly furnish to any holder of Registrable Shares upon request
     (i) a written statement by Aspen as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of Aspen, and (iii) such other reports and documents of Aspen as such holder may reasonably

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     request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     2.10. SECTIONS 2.1 AND 2.2 TERMINATION. All of Aspen's obligations to register Registrable Shares of any Shareholder under Sections 2.1 and 2.2 shall terminate on the earlier of (a) the second anniversary of the date of this Agreement and (b) the first date on which all of the Registrable Shares of such Shareholder may be sold within a three-month period pursuant to Rule 144.

3.  TRANSFERS OF RIGHTS.

     This Agreement, and the rights and obligations of each Shareholder hereunder, may be assigned by such Shareholder to any person or entity to which at least 25,000 Shares are transferred by such Shareholder, and such transferee shall be deemed a "Shareholder" for purposes of this Agreement; PROVIDED that the transferee provides written notice of such assignment to Aspen and agrees in writing to be bound hereby.

4.  GENERAL

     4.1. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Aspen and the holders of at least a majority of the Registrable Shares held by all of the Shareholders. Any such amendment, termination or waiver effected in accordance with this Section 4.1 shall be binding on all parties hereto, even if they do not execute such consent. No waiver by any party hereto with respect to any condition or breach hereunder shall be deemed to extend to any prior or subsequent condition or breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent condition or breach. No failure on the part of any parties hereto to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     4.2.  CONSTRUCTION.

          (a) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (b) The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against a party hereto.

          (c) The term "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

          (d) References herein to "Sections" shall be deemed to be to sections of this Agreement, unless otherwise specified.

     4.3. ENTIRE AGREEMENT; SUCCESSORS. This Agreement (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

     4.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts. THE PARTIES HERETO WAIVE ANY RIGHT THEY MAY HAVE, AND AGREE NOT TO DEMAND, A TRIAL BY JURY.

     4.5. NOTICES. All notices, instructions, demands, claims, requests and other communications given hereunder or in connection herewith shall be in writing. Any such communication shall be sent either (a) by registered or certified mail, return receipt requested, postage prepaid, or (b) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

           To Aspen:                         Aspen Technology, Inc.
                                             Ten Canal Park
                                             Cambridge, Massachusetts  02141
                                             Facsimile:  617.577.0722
                                             Attention:  Chief Executive Officer

              WITH A COPY TO:                Hale and Dorr LLP
                                             60 State Street
                                             Boston, Massachusetts  02109
                                             Facsimile:  617.526.5000
                                             Attention:  Mark L. Johnson

           To any Shareholder:               At such Shareholder's address of
                                               record in the stock transfer
                                               records of Aspen

              WITH A COPY TO:                Porter & Hedges, L.L.P.
                                             700 Louisiana, Suite 3500
                                             Houston, Texas  77002
                                             Facsimile:  713.226.0296
                                             Attention:  John M. Ransom

Any party hereto may give any notice, instruction, demand, claim, request or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such communication shall be deemed to have been duly given unless and until it actually is received by the party for which it is intended. Any party hereto may change the address to which notices, instructions, demands, claims, requests and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth in this Section 4.5.

     4.6. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any circumstances in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other circumstances or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     4.7. SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                      ASPEN TECHNOLOGY, INC.


                                      By: /s/ Mary A. Palermo
                                         ---------------------------------------
                                         Title: Mary A. Palermo, COO


                                      /s/ Michael B. Feldman
                                      ------------------------------------------
                                      MICHAEL B. FELDMAN